Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated March 16, 2007 which is included in the Annual Report on Form 10-KSB of Welwind Energy International Corporation in the Company’s Registration Statement on Form S-8 pertaining to the 2008 Stock Incentive Plan.

/s/ MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver , Canada
February 1, 2008